EXHIBIT 99.1



                                    PRESS RELEASE
                                    For More Information Contact:

                                    GE Medical Systems Information Technologies
                                    Tesha Urban (414) 362-2351
                                    tesha.urban@med.ge.com

                                    MedicaLogic Media:
                                    Alexa Venegas, Young & Roehr Group
                                    (503) 222-0626 ext. 542
                                    avenegas@young-roehr.com

                                    MedicaLogic Investor Relations:
                                    Jeanne Hanson
                                    503-531-7000
                                    investor_relations@medicalogic.com



        GE MEDICAL SYSTEMS AGREES TO ACQUIRE THE BUSINESS OF MEDICALOGIC

   Ambulatory Electronic Medical Record to Expand GE's Centricity Information
                             Beyond the Hospital

     MILWAUKEE, Wis., and HILLSBORO, Ore., January 24, 2002 - The GE Medical Systems Information Technologies business of the General Electric Company (NYSE:
GE), announced today that it has signed a definitive agreement to acquire the digital health record assets of MedicaLogic (Nasdaq: MDLI), a leading provider of electronic medical records (EMR) for patients treated in care areas outside the hospital, or outpatient settings, for $20 million in cash.

     The offering from MedicaLogic will enable GE to expand its advanced medical record technology beyond the hospital, so healthcare providers can capture a patients' medical experience into a single electronic record that spans care given throughout the healthcare network. This is especially important for "integrated delivery networks", or IDNs, a growing movement of healthcare delivery that consists of a single organization of hospitals, clinics, and physician offices that together provide patients with end-to-end care options.

     "The acquisition of MedicaLogic's advanced EMR products for the outpatient care area allows us to expand into the fast-growing segment," said Greg Lucier, president and CEO of GE Medical Systems Information Technologies. "By coupling this technology with our Centricity Clinical Information System, we'll be able to offer healthcare providers a comprehensive, end-to-end medical information product that spans a patient's entire health history--whether the care process occurred during an inpatient or outpatient encounter."

     Over the last several years, GE Medical has invested more than $1.5 billion in technologies to help hospitals better manage clinical workflow. The addition of MedicaLogic's ambulatory electronic medical record will play an integral role in expanding GE's reach from inpatient to outpatient care.

     "We are very excited to make this announcement, and we feel that the acquisition by GE Medical Systems Information Technologies reflects the value we have created over a decade of development and deployment of digital health record solutions for ambulatory care," said Mark Leavitt, MD, PhD, Chairman, MedicaLogic. "We look forward to joining the GE team and making our products part of their broad suite of clinical information technology solutions."

     MedicaLogic's advanced outpatient systems are installed in hundreds of hospitals and affiliated doctors' offices in the U.S. and used by more than 16,000 physicians to manage millions of patients' records. MedicaLogic's premier solution, Logician(R), is the most widely used ambulatory care electronic medical record.

     Vik Kheterpal, M.D., vice president of Clinical Information Systems at GE said, "The combination of MedicaLogic's outpatient EMR system with GE's Centricity Clinical Information System will enable GE to offer care providers the industry's most comprehensive proven solution for an enterprise-wide, electronic medical record spanning the entire care continuum. MedicaLogic's outpatient solutions will be integrated with the Centricity architecture to provide customers an integrated clinical information system for labor & delivery, critical care, perioperative care, emergency department, med-surg, cardiology, radiology and ambulatory care."

     Contemporaneous with execution of the agreement, MedicaLogic/Medscape, the parent company of MedicaLogic has filed under Chapter 11 of the U.S. Bankruptcy Code. This process will permit MedicaLogic to resolve any liabilities that remain after the acquisition through the bankruptcy process. MedicaLogic will maintain normal operations throughout the sale process.

     Assuming a successful resolution of MedicaLogic's residual and contingent liabilities, MedicaLogic believes the proceeds from the sale of the DHR business to GE, combined with the remaining proceeds from the sales of its other business units, should be sufficient to pay creditors in full. MedicaLogic also believes these proceeds will be sufficient to pay accumulated dividends to, and satisfy redemption claims of the preferred shareholders, as well as possibly provide a distribution to common shareholders.

     The transaction is subject to various approvals, including that of the Bankruptcy Court, and to customary conditions. The parties expect to close by end of first quarter, 2002.

About GE Medical Systems Information Technologies

     GE Medical Systems Information Technologies provides hospitals and healthcare systems with advanced software and technologies to improve their clinical performance. The Company's expertise spans the areas of cardiology, patient monitoring, image management, clinical communications, clinical information systems and Six Sigma-based management tools to enable a real-time, integrated electronic medical record. GE Medical Systems Information Technologies is a business of GE Medical Systems, an $8 billion global leader in medical imaging and technology. Additional information about GE Medical Systems can be found at www.gemedical.com.

About MedicaLogic

     MedicaLogic/Medscape, Inc. (MedicaLogic) (NASDAQ: MDLI) is a leading provider of digital health records. The core of MedicaLogic's product portfolio is the industry-leading Digital Health Record (DHR). DHR applications and services are an integral part of the practice of medicine and are used every day by physicians across the country.

     MedicaLogic's DHR enables physicians to access patient information, share data with existing systems, communicate among physician practice group members and capture and store quantifiable data for patient-by-patient or population-based studies. The DHR also enables practice sites to interact with their patients electronically to answer questions, schedule appointments and address personal health concerns. More than 16 million patients now have digital records hosted on MedicaLogic systems. More information about MedicaLogic's products and services is available on the Web at www.medicalogic.com.

     MedicaLogic and Logician are registered trademarks of MedicaLogic/Medscape, Inc. in the United States. Other product and brand names are trademarks of their respective owners.

     The statements in this press release regarding our prospects for growth, increasing revenue, reducing costs, and our plans to achieve profitability are forward-looking statements based on current information and expectations. Achievement of those results is subject to a number of risks and uncertainties, including the risk that our products and services will not be accepted by physicians; the risk that we may not be able to introduce new products on schedule or at all; the risk that our costs may not be reduced to the extent anticipated; the risk that we may not achieve favorable operating results or profitability; and the risk of the ultimate outcome of the company's Chapter 11 Bankruptcy process. The reader is cautioned not to place undue reliance on forward-looking statements, which are not a guarantee of future performance. For more information concerning these and other possible risks, please refer to our Form 10-K/A for the year ended December 31, 2001, our Form 10-Q for the quarter ended September 30, 2001 and other filings with the Securities and Exchange Commission. These filings can be accessed over the Internet at www.sec.gov.

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